Exhibit 99.3

NTL Cable PLC
Book-Entry Transfer Facility Participant
From Beneficial Owner
of
NTL Cable PLC

Tender for Exchange of
£375,000,000 principal amount of 9.75% Senior Notes due 2014, $425,000,000 principal amount of 8.75% Senior Notes due 2014, €225,000,000 principal amount of 8.75% Senior Notes due 2014, and $100,000,000 principal amount of Floating Rate Senior Notes due 2012

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, ON            , 2005 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY
NTL CABLE PLC IN ITS SOLE DISCRETION.

To Registered Holders and/or Participants of the Book-Entry Transfer Facility:

        Enclosed for your consideration is the prospectus, dated                , 2005, of NTL Cable PLC and guarantors party thereto and accompanying letter of transmittal that together constitute NTL Cable PLC's offer to exchange up to £1,000 and integral multiples of £1,000, $1,000 and integral multiples of $1,000, and €1,000 and integral multiples of €1,000 (as appropriate) of £375,000,000 principal amount of its 9.75% Senior Notes due 2014, $425,000,000 principal amount of its 8.75% Senior Notes due 2014, €225,000,000 principal amount of its 8.75% Senior Notes due 2014 and $100,000,000 principal amount of its Floating Rate Senior Notes due 2012 (together, the "Exchange Notes") for a like aggregate principal amount of outstanding £1,000 and integral multiples of £1,000, $1,000 and integral multiples of $1,000, and €1,000 and integral multiples of €1,000 (as appropriate) of £375,000,000 principal amount of its 9.75% Senior Notes due 2014, $425,000,000 principal amount of its 8.75% Senior Notes due 2014, €225,000,000 principal amount of its 8.75% Senior Notes due 2014 and $100,000,000 principal amount of its Floating Rate Senior Notes due 2012 (together, the "Outstanding Notes"). Sterling-denominated Outstanding Notes may only be tendered in denominations of £1,000 and integral multiples of £1,000; dollar-denominated Outstanding Notes may only be tendered in denominations of $1,000 and integral multiples of $1,000; and euro-denominated Outstanding Notes may only be tendered in denominations of €1,000 and integral multiples of €1,000.

        This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Outstanding Notes held by you for the account of the undersigned.

        The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

£	of 9.75% Senior Notes due 2014.
$	of 8.75% Senior Notes due 2014.
£	of 8.75% Senior Notes due 2014.
$	of Floating Rate Senior Notes due 2012.

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐
To TENDER ALL of the Outstanding Notes held by you for the account of the undersigned.

☐
To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered (if any)):

£	of 9.75% Senior Notes due 2014.
$	of 8.75% Senior Notes due 2014.
£	of 8.75% Senior Notes due 2014.
$	of Floating Rate Senior Notes due 2012.
☐
NOT to TENDER any outstanding notes held by you for the account of the undersigned.

        If the undersigned instructs you to tender Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (1) the Exchange Notes acquired pursuant to the exchange offer are being acquired in the ordinary course of business of the undersigned, (2) the undersigned is not engaging in and does not intend to engage in a distribution of the Exchange Notes, (3) the undersigned does not have an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (4) the undersigned is not an "affiliate" of NTL Cable PLC or the guarantors within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), or, if an affiliate, that it will comply with registration and prospectus delivery requirements of the Securities Act to the extent applicable and (5) the undersigned is not acting on behalf of any person who could not truthfully make the foregoing representations. If the undersigned, or the person receiving such Exchange Notes, whether or not the undersigned, is a broker-dealer that will receive Exchange Notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver, and by delivering, a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act. If the undersigned is a person within the United Kingdom, the undersigned represents that its ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business.

        The undersigned acknowledges that if an executed copy of this letter of transmittal is returned, the entire principal amount of Outstanding Notes held for the undersigned's account will be tendered unless otherwise specified above.

        The undersigned hereby represents and warrants that the undersigned (1) owns the notes tendered and is entitled to tender such notes, and (2) has full power and authority to tender, sell, exchange, assign and transfer the Outstanding Notes and to acquire Exchange Notes issuable upon the exchange of such tendered notes, and that, when the same are accepted for exchange, NTL Cable PLC will acquire good and marketable title to the tendered notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right or restriction of any kind.

  SIGN HERE

Name of beneficial owner(s) (please print):

Signature:

Address:

Telephone Number:

Taxpayer Identification Number or Social Security Number:

Dated:

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